AMENDED CODE OF REGULATIONS ARTICLE I — MEETINGS OF SHAREHOLDERS Annual Meetings Section 1. The annual meeting of the shareholders of the Corporation shall be held in the principal office of the Corporation or at such other place within or without the State of Ohio as the Directors shall determine, at such date and time and month of each year as shall be designated by the Board of Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting. Special Meetings Section 2. Special meetings of the shareholders shall be called by the Chairman of the Board; the President; the Secretary; pursuant to a resolution of the Board of Directors; or upon the written request of two (2) Directors, and shall be held at such times and places, within or outside of the State of Ohio, as shall be specified in the call thereof. Notice of Meetings Section 3. A written notice of each annual and special meeting, stating the time, place and purposes thereof, shall be given to each shareholder of record entitled to notice of the meeting in writing by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the shareholder to whom notice is given not less than seven (7) days, and not more than sixty (60) days before any such meeting, by or at the direction of the President, Chairman of the Board or Secretary, directed to the last known address of each such shareholder aforesaid as it appears on the records of the Corporation. All notices with respect to any shares to which persons are jointly entitled may be given to that one of such persons who is named first upon the books of the Corporation, and notice so given shall be sufficient notice to all other persons jointly entitled to said shares. Notice may be waived in writing by any shareholder either before or after such meeting, and shall be waived by the attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice. Quorum Section 4. Except as otherwise provided by law, the Articles of Incorporation, or these Regulations, a quorum at all meetings of shareholders shall consist of the holders of record of a majority of shares entitled to vote thereat, present in person or by proxy. Adjournment Section 5. If less than a quorum shall be in attendance at the time for which any meeting of the shareholders shall have been called, the meeting may be adjourned from time to time by a majority of the voting shares present in person or by proxy and entitled to vote, without any notice other than by announcement at the meeting of the time and place to which it adjourned, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Proxies Section 6. Any person entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or an adjourned meeting thereof and vote thereat, and execute consents, waivers and releases, and exercise any of his other rights by proxy or proxies. Order of Business Section 7. (a) The Chairman of the Board, or such other officer of the Corporation as may be designated by the Board of Directors, will call meetings of the shareholders to order and will preside at the meetings. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting and to establish rules and procedures for the orderly conduct of the meeting. (b) At an annual meeting of the shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before an annual meeting, business must be a proper matter for shareholder action and be (i) specified in the notice of the meeting (or any supplement to that notice), (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or (iii) properly requested by a shareholder to be brought before the meeting in accordance with subsection (c) of this Section 7 for proposals regarding business other than nomination of a person for election as a Director or, Section 1(c) of Article II herein for business regarding nomination of a person for election as a Director. (c) For business to be properly requested by a shareholder to be brought before an annual meeting of the shareholders, the shareholder must (i) be a shareholder of the Corporation of record at the time notice of the business is given and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely written notice of the business to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary of the previous year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend the time period) for the giving of a shareholder’s notice. As to each matter the shareholder proposes to bring before an annual meeting, a shareholder’s notice must set forth: (A) a description in reasonable detail of the business proposed to be brought before the meeting and the reason for conducting the business at the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Regulations or the Articles of Incorporation of the Corporation, the language of the proposed amendment);

(C) the name and address, as they appear on the Corporation’s books, or, if different, the current name and address, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (D) the class and number of shares that are owned of record or beneficially by the shareholder and by any such beneficial owner as of the date of the notice; (E) a representation that the shareholder or any such beneficial owner is a holder of record or beneficially of the shares entitled to vote at the meeting and intends to remain so through the date of the meeting; (F) a description of any material interest that the shareholder or any such beneficial owner may have in the business; (G) a description of any agreement, arrangement or understanding between or among the shareholder and any such beneficial owner and any other persons (including their names) in connection with the proposal of such business; (H) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities or stock appreciation rights) in effect as of the date of the shareholder’s notice pursuant to which the shareholder, any such beneficial owner or any other person directly or indirectly has other economic interests in the shares of the Corporation; (I) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (J) a representation whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal. Notwithstanding the foregoing provisions of this Section 7(c), in order for a shareholder to submit a proposal for inclusion in the Corporation’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8 (or any comparable successor rule or regulation), and the rules and regulations thereunder. The provisions of this Section 7(c) will not be deemed to prevent a shareholder from submitting proposals for inclusion in the Corporation’s proxy statement pursuant to those rules and regulations. (d) At a special meeting of shareholders, only such business may be transacted or considered as is properly brought before the special meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) or (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors. (e) The determination of whether any business sought to be brought before an annual meeting or special meeting of the shareholders is properly brought in accordance with this Section 7 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon. Voting Section 8. In all cases, except as otherwise provided by law, the Articles of Incorporation, or these Regulations, the affirmative vote of a majority of the voting shares present in person or by proxy and entitled to vote on any matter properly brought before a meeting of the shareholders will be the act of the shareholders. ARTICLE II — DIRECTORS Number, Term of Office Section 1. (a) The number of Directors may be fixed or changed by the Board of Directors of the Company; provided, however, that the total number of Directors shall not be less than three (3) or more than nine (9) members. All Directors shall be elected each year under the voting standards set forth in Article VIII of the Company’s Articles of Incorporation, and the Directors shall hold office for a term of one year and until their respective successors are elected and qualified. In case of any increase in the authorized number of Directors, any additional Directors provided for and elected shall hold office for a term which shall coincide with the full term or the remainder of the term, as the case may be. (b) At a meeting of shareholders at which Directors are to be elected, only persons properly nominated as candidates will be eligible for election as Directors. Candidates may only be properly nominated by (i) the Board of Directors, (ii) by a qualifying shareholder under any rule promulgated under the Securities Exchange Act of 1934 (or any comparable successor rule or regulation), in accordance with all applicable requirements thereof, or (iii) by a shareholder in accordance with subsection (c) of this Section 1. (c) For a shareholder to properly nominate a candidate for election as a Director at a meeting of the shareholders, the shareholder must (i) be a shareholder of the Corporation of record at the time the notice of the nomination is given and at the time of the meeting, (ii) be entitled to vote at the meeting in the election of Directors, and (iii) have given timely written notice of the nomination to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, in the case of an annual meeting, not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the anniversary of the previous year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth calendar day following the day on which public disclosure of the date of such annual meeting is first made. In the case of a special meeting, timely notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day after the date of such meeting is first publicly disclosed. In no event shall the adjournment or postponement of an annual or special meeting commence a new time period (or extend the time period) for the giving of a shareholder’s notice. A shareholder’s notice must set forth, as to each candidate: (A) the name, age, business address and residence address of the candidate; (B) the principal occupation or employment of the candidate; (C) the class and number of shares that are owned of record or beneficially by the candidate; (D) all of the information about the candidate required to be disclosed in a proxy statement complying with the rules and regulations of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a Director; (E) the written consent of the candidate to serve as a Director if elected and a representation that the candidate (i) does not and will not have any undisclosed voting commitments or other arrangements with respect to his actions as a Director and (ii) will comply with these Regulations and all other publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Corporation; (F) the name and address, as they appear on the Corporation’s books, or, if different, the current name and address, of the shareholder making such nomination and of the beneficial owner, if any, on whose behalf the nomination is made; (G) the class and number of shares that are owned of record or beneficially by the shareholder and by any such beneficial owner as of the date of the notice; (H) a representation that the shareholder or any such beneficial owner is a holder of record or beneficially of the shares entitled to vote at the meeting and intends to remain so through the date of the meeting; (I) a description of any agreement, arrangement or understanding between or among the shareholder and any such beneficial owner and any other persons (including their names) with respect to such nomination; (J) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, borrowed or loaned shares, warrants, convertible securities or stock appreciation rights) in effect as of the date of the shareholder’s notice pursuant to which the shareholder, any such beneficial owner or any other person directly or indirectly has other economic interests in the shares of the Corporation; (K) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (L) a representation whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of the Corporation’s outstanding common shares and/or otherwise to solicit proxies from shareholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation. Notwithstanding the foregoing provisions of this Section 1(c), in order for a shareholder to submit a nominee for inclusion in the Corporation’s proxy statement for an annual meeting of shareholders, the shareholder must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. The provisions of this Section 1(c) will not be deemed to prevent a shareholder from submitting a nominee for inclusion in the Corporation’s proxy statement pursuant to those rules and regulations. (d) The determination of whether any nomination sought to be brought before any meeting of the shareholders is properly made in accordance with this Section 1 will be made by the presiding officer of the meeting. If the presiding officer determines that one or more of the candidates has not been nominated in accordance with this Section 1, he or she will so declare to the meeting, and the candidates will not be considered or voted upon. Annual Meetings Section 2. The Board of Directors shall meet immediately following the adjournment of the annual meeting of shareholders at the place of the annual shareholders’ meeting or at such time and place as may be designated in writing by a majority of all the Directors, for the purpose of electing officers or otherwise, and no notice of such meeting need be given to the Directors in order legally to constitute the meeting; provided, that a majority of the whole Board shall be present. Meetings Section 3. Meetings of the Board of Directors may be called by the Chairman of the Board, the President (or in his absence by a Vice President) or any two (2) Directors on written notice to each Director, given by personal delivery, by mail, by overnight delivery service or by any other means of communication authorized by the Director to whom notice is given at least two (2) days before the time of such meeting. Notice of any such meeting may be waived by any Director, however, before or after the meeting by writing and shall be deemed to be waived by any Director who shall attend such meeting in person without protesting, prior to or at the commencement of the meeting, the lack of proper notice. Any meeting of the Board of Directors shall be a legal meeting without notice having been given, if attended by all the members of the Board. Quorum Section 4. At all meetings of the Board of Directors, a majority of the whole authorized number of Directors shall constitute a quorum for the transaction of business, except that a majority of the Directors then in office shall constitute a quorum for purposes of filling a vacancy in the Board. Resignation Section 5. Any Director may resign at any time by delivering a signed written notice thereof to the Secretary of the Corporation, which resignation shall take effect at the time of said delivery or at such other time as may be specified in said notice. Removal

Section 6. All the Directors or any individual Director may be removed from office, with or without cause, by the a majority vote of the holders of two-thirds of the voting power entitled to elect Directors in place of those to be removed; provided, that unless all the Directors are to be removed, no Director shall be removed without cause if the number of shares voted against his removal would be sufficient to elect at least one Director if cumulatively voted at an election of all the Directors. Vacancies Section 7. Vacancies in the Board of Directors, whether caused by the death or resignation or removal of a Director, or by an increase in the authorized number of Directors, or otherwise, may be filled for the unexpired term by a vote of a majority of the remaining Directors, though less than a majority of the whole authorized number of Directors. Board Committees Section 8. (a) The Board of Directors may from time to time appoint certain of its members (but not less than three (3)) to act as a Committee or Committees of Directors, and, subject to the provisions of this Section, may delegate to any such Committee any of the authority of the Board, however conferred, other than that of filling vacancies among the Directors or in any Committee of Directors. The Board of Directors may likewise appoint one or more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such Committee. Each such member and each such alternate shall serve in such capacity at the pleasure of the Board of Directors. (b) In particular, the Board of Directors may create an Executive Committee in accordance with the provisions of this Section. If created, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and control of the business of the Corporation during the intervals between meetings of the Board subject to provisions of this Section. The chairman of the Executive Committee shall be determined by the Board of Directors from time to time. All action taken by the Executive Committee shall be reported in writing to the Board of Directors at its first meeting thereafter. (c) Each such Committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board and shall be subject to the control and direction of the Board. Each Committee shall keep regular minutes of its proceedings and shall report the same to the Board when required. (d) An act or authorization of any act by any such Committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the Board of Directors. In every case the affirmative vote of a majority of its members at a meeting, or the written consent of all of the members of any such Committee without a meeting, shall be necessary for the taking or approval of any action. (e) Each such Committee may prescribe such rules as it shall determine for calling and holding meetings and its method of procedure, subject to the provisions of this Section and any rules prescribed by the Board of Directors. Compensation

Section 9. The compensation of the Directors shall be such as the Board of Directors may from time to time determine. On resolution of the Board of Directors, a fixed sum for expenses of attendance may be allowed for attendance at each meeting. Members of the Executive Committee or other Committee of the Board may be allowed such compensation and such expenses for attending committee meetings as the Board of Directors may determine. ARTICLE III — OFFICERS Composition Section 1. The officers of the Corporation shall include a Chairman of the Board (who shall be a Director), a President, a Secretary, a Treasurer and such other officers as required by law or that the Board of Directors may determine to be necessary or appropriate. The Board may also appoint such other subordinate officers, employees and agents as it shall deem necessary. Duties Section 2. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board or the President shall sign the minutes of the shareholders’ and Directors’ meetings. The Chairman of the Board shall perform the duties and exercise the powers of the President in case of the President’s disability or absence from the office of the Corporation. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors. All other officers shall have the authority and shall perform the duties that are customarily incident to their respective offices or are specified from time to time by the Board of Directors and, as appropriate, shall have the authority to delegate the performance of their duties. Any subordinate officer, employee or agent appointed by the Board shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Election and Term of Office Section 3. The said officers shall be elected by the Board of Directors by a majority ballot and shall hold office for one (1) year and until their respective successors are elected and qualified, but shall be subject to the power of removal hereinafter provided. Removal Section 4. Any officer elected or appointed by the Board of Directors may be removed at any time either with or without cause by the affirmative vote of two-thirds of the Board of Directors. Any other officer or employee of the Corporation may be removed at any time by vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors. Compensation Section 5. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors. Bond

Section 6. All or any of said officers shall, if the Board of Directors so determines, furnish bonds for the faithful performance of their duties in such amount or amounts as the Board of Directors may require, upon terms, provisions and conditions and with surety or sureties to the satisfaction of the said Board. ARTICLE IV — SEAL Section 1. The Seal of the Corporation shall be circular, with the words and figures “SEAL, AGILYSYS, INC., OHIO,” or words and figures of similar import inscribed thereon. ARTICLE V — SHARES Certificates Section 1. Ownership of shares of the Corporation shall be evidenced by certificates or through the issuance of book-entry or non-certificated shares. The Board may designate at its discretion at any time that some or all of the shares of the Corporation may be evidenced through the issuance of book-entry or non-certificated shares. Those certificates issued evidencing share ownership shall bear a distinguishing number, the signature of the President and of the Secretary or the Treasurer, and such recitals as may be required by law. The certificates for shares, if any, shall be of such tenor and design as the Board of Directors may adopt from time to time. Transfers Section 2. The shares may be transferred on the books of the Corporation by the registered holders thereof, or by their attorneys legally constituted in writing or their legal representatives, by surrender of the certificate or certificates therefore for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may, from time to time, appoint such Transfer Agents or Registrars of shares as it may deem advisable, and may define their powers and duties. The Board of Directors shall have authority to make such other rules and regulations as it deems expedient concerning the issuance, registration and transfer of certificates for shares. Substituted Certificates Section 3. The Board of Directors may order a new certificate or certificates for shares to be issued in place of any certificate or certificates alleged to have been lost, stolen or destroyed, but in every such case the owner of the lost, stolen or destroyed certificate or certificates shall first make an affirmation of that fact and cause to be given to the Corporation, if so requested, a bond, with surety or sureties satisfactory to the Corporation in such sum as said Board of Directors may in its discretion deem sufficient, as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of such new certificates; provided, the Board of Directors may, in its discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction in such matters. Closing of Transfer Books

Section 4. The share transfer books of the Corporation may be closed by order of the Board of Directors for a period not exceeding sixty (60) days prior to any meeting of the shareholders, and for a period not exceeding sixty (60) days prior to the payment of any dividend. The times during which the books may be closed shall, from time to time, be fixed by the Board of Directors. ARTICLE VI — NOTICES Notice by Mail Section 1. Whenever, under the provisions of these Regulations, notice is permitted to be given to any shareholder or Director by mail, it may be given by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to the shareholder or Director, at such address as appears on the books of the Corporation; and such notice shall be deemed to be given at the time when the same shall be thus deposited in the mail. ARTICLE VII — INDEMNIFICATION Section 1. Each person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Employee, Trustee or Agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation as follows: (a) If such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of his being or having been such Director, Officer, Trustee, Agent or Employee, such person shall be indemnified against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; provided the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding shall also not create a presumption that the person had reasonable cause to believe that his conduct was unlawful; or (b) If such person was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of his having been such Director, Officer, Trustee, Agent or Employee, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of either (i) any claim, issue or matter to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Common Pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper or (ii) any action or suit involving a Director in which the only liability asserted against such director is pursuant to Section 1701.95 of the Ohio Revised Code. Section 2. To the extent that such a Director, Officer, Trustee, Agent or Employee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraph (a) or (b) of Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding. Section 3. In all cases in which the Director, Officer, Trustee, Agent or Employee may be entitled to indemnification under Paragraphs (a) or (b) of Section 1 of this Article, any indemnification, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, Trustee, Employee or Agent is proper in the circumstances because he has met the standards of conduct set forth in Paragraph (a) or (b) of Section I of this Article, whichever is applicable. Such determination shall be made as follows: (a) By a majority vote of a quorum of the Corporation’s Directors who were not and are not parties to or threatened with any such action, suit or proceeding; or (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five (5) years; or (c) By the shareholders; or (d) By the Court of Common Pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested Directors under Paragraph (a) or by independent legal counsel under Paragraph (b) of Section 3 of this Article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation, if the expenses for which indemnification has been sought were incurred in an action or suit by or in the right of the Corporation. Section 4. In the case of an action, suit or proceeding involving a Director, unless the only liability asserted against such Director in a proceeding referred to in paragraphs (a) or (b) of Section I of this Article is pursuant to Section 1701.95 of the Ohio Revised Code, the Corporation shall pay expenses, including attorney’s fees, incurred by a Director in defending such an action, suit or proceeding as they are incurred in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director in which such Director agrees to both (i) repay such amount if it is proven by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard to the best interests of the Corporation, and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding. Section 5. The Corporation may pay expenses, including attorney’s fees incurred in defending any action, suit or proceeding referred to in Paragraph (a) or (b) of Section 1 of this Article as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Trustee, Director, Officer, Employee or Agent to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Section 6. The rights of indemnification herein authorized shall be severable, shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to actions in the official capacity of the person seeking indemnity, and as to actions in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, Officer, Trustee, Agent or Employee and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 7. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, Officer, Employee or Agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Trustee, Employee or Agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest. Section 8. The Corporation’s authority to indemnify persons pursuant to paragraphs (a) and (b) of Section 1 of this Article does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to Sections 5, 6, and 7 of this Article; paragraphs (a) and (b) of Section I of this Article do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5, 6, or 7 of this Article. Section 9. As used in this Article, references to “Corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a Director, Officer, Employee or Agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Officer, Trustee, Employee or Agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity. Section 10. The provisions of this Article shall apply to actions, suits and proceedings, whether civil (including, but not limited to, actions by or in the right of the Corporation), criminal, administrative or investigative, commenced or threatened after the adoption of this Article, whether arising from acts or omissions to act occurring before or after its adoption.

Section 11. Notwithstanding the foregoing, the Corporation shall, to the extent permitted by the Ohio Revised Code, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. The indemnification provided for in this Article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under the Articles of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise. ARTICLE VIII — FISCAL YEAR The fiscal year of the Corporation shall be determined by the Directors of the Corporation. ARTICLE IX — AMENDMENTS These Regulations may be amended or repealed or new Regulations adopted at any meeting of shareholders by the affirmative vote of the holders of record of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. These Regulations may also be amended by the Directors to the extent permitted by the Ohio General Corporation Law. September August 159, 20196